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                         EXHIBIT 10.7C TO FORM 10-KSB


                               PERSONAL  GUARANTY


     This Personal Guaranty is executed and delivered effective as of November 20, 1997, by DAN FINE, an individual ("Guarantor"), in favor of THIRD AVENUE ASSOCIATION, a Washington limited partnership ("Landlord"), with respect to the following facts:

     a. Contemporaneously with the execution of this Personal Guaranty, Landlord and fine.com CORPORATION, a Washington corporation, are entering into that certain Century Tower Lease Agreement (the "Lease") for the lease of certain space consisting of approximately 10,434 rentable square feet located in the Century Tower Building in Seattle, King County, Washington.

     b. As a condition to Landlord's agreement to enter into the Lease with Tenant, Landlord has required that Guarantor personally and individually guarantee certain of the Tenant's obligations under the Lease.

     Therefore, in consideration of, and as an inducement for the granting, execution and delivery of the Lease and other good and valuable consideration paid by the Landlord, the Guarantor hereby personally and unconditionally guarantees to the Landlord, its successors and assigns, the full, prompt and timely payment of all Tenant's obligations under the Lease. The Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if default shall at any time be made by Tenant, its successors or assigns, in the payment of any sums or in the performance of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor shall forthwith pay to Landlord, its successors or assigns, or, in the case of any non-monetary term, covenant, provisions or condition, shall forthwith perform such obligation.

     This Personal Guaranty is an absolute and unconditional personal Guaranty of payment and of performance. It shall be enforceable against the Guarantor, his heirs, successors, assigns, personal estate and marital community, without the necessity for any suit or proceedings on Landlord's part of any kind or nature whatsoever against the Tenant, its successors and assigns, and without the necessity of any notice of nonpayment, nonperformance or non-observance or of any notice of acceptance of this Personal Guaranty, or of any other notice or demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives. The Guarantor hereby expressly agrees that the validity of this Personal Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against the Tenant, or Tenant's successors or assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

     The Personal Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease; or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or assigns; or by reason of any dealings or transactions or matter or things occurring between Landlord and Tenant, its successors or assigns, whether or not notice thereof is given to Guarantor. This Personal Guaranty shall be construed under the provisions of Washington law.

     All of Landlord's rights and remedies under the Lease or under this Personal Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

     Notwithstanding the above provisions of this Personal Guaranty to the contrary, Guarantor's liability hereunder shall not exceed the unamortized portion of Landlord's costs of leasing commissions and brokerage fees, moving allowances, design allowances, and tenant improvement allowances in connection with the Lease plus an amount equal to the free rent granted to Tenant, and any attorneys' fees and costs incurred by Landlord in enforcing

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the Guarantor's obligations hereunder. In the event the Tenant provides Landlord with a letter of credit in a form approved by Landlord covering the amounts guaranteed by this Guaranty, this Guaranty shall be terminated.

     DATED:  November 20, 1997.


                                        GUARANTOR:


                                                    /s/ Daniel M. Fine
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                                                  DAN FINE, an individual

                                           Address:  23619-104th Avenue W.
                                                     Edmonds, Washington 98020

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